Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-8, which pertains to the NanoVibronix, Inc. 2004 Global Share Option Plan and the NanoVibronix, Inc. 2014 Long-Term Incentive Plan, of our report dated March 30, 2015 with respect to the consolidated financial statements of NanoVibronix, Inc. included in its Annual Report on Form 10-K for the period ended December 31, 2014 filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
July 8, 2015	A Member of Ernst & Young Global